EXHIBIT 99.1

CAPSTEAD MORTGAGE CORPORATION
ANNOUNCES FIRST QUARTER 2004 RESULTS

     DALLAS — April 22, 2004 — Capstead Mortgage Corporation (NYSE: CMO) today reported net income of $12,354,000, or $0.50 per diluted common share, for the quarter ended March 31, 2004, compared to $17,543,000, or $0.75 per diluted common share, for the first quarter of 2003. Operating income, a non-GAAP financial measure calculated to exclude depreciation on real estate, any gain on asset sales and redemptions of collateralized mortgage obligations (“CMOs”), and the dilutive effects, if present, of the Series B preferred shares, was $0.57 per common share for the first quarter of 2004, compared to $0.63 for the fourth quarter of 2003 and $0.82 for the first quarter of 2003. A table reconciling operating income per common share to net income per diluted common share (calculated in accordance with generally accepted accounting principles (“GAAP”)) is included in this release.

First Quarter Results and Related Discussion

     First quarter 2004 operating income benefited from additions made to the Company’s portfolio of mortgage securities and similar investments during the first quarter, which more than offset the effects of portfolio runoff and declining portfolio yields during this period. Acquisitions during the first quarter totaled $360 million, consisting almost exclusively of adjustable-rate mortgage (“ARM”) Fannie Mae, Freddie Mac and Ginnie Mae securities (“Agency Securities”). Runoff during the first quarter totaled $148 million, significantly less than the $225 million experienced during the fourth quarter of 2003, reflecting lower levels of mortgage prepayments.

     Financing spreads (the difference between the yields earned on these investments and the rates charged on related borrowings) declined 16 basis points during the first quarter of 2004 to 2.31%, substantially all attributable to lower portfolio yields. The overall yield earned on the portfolio averaged 3.42% during the first quarter, compared to an average yield of 3.60% earned during the previous quarter. Yields on ARM securities fluctuate as coupon interest rates on the underlying mortgage loans reset to reflect current interest rates and are expected to continue to decline in the coming quarters. For example, if interest rates remain at current rates, the average yield on the portfolio could decline approximately 37 basis points by the first quarter of 2005. Actual yields will depend on portfolio composition as well as fluctuations in, and market expectations for fluctuations in, interest rates and levels of mortgage prepayments.

     Average rates on borrowings secured by mortgage securities and similar investments declined 2 basis points to 1.11% during the first quarter of 2004 compared to the previous quarter. The Company’s borrowing rates depend on actions by the Federal Reserve to change short-term interest rates, market expectations of future changes in short-term interest rates and the extent of changes in financial market liquidity.

     Commenting on Capstead’s operating results and recent investing activity, Andrew F. Jacobs, President and Chief Executive Officer, said, “Mortgage prepayments moderated considerably during the first quarter putting less pressure on portfolio balances. More importantly, beginning in the third quarter of 2003, market conditions have allowed us to more than replace portfolio runoff with acquisitions of attractively priced ARM securities. These acquisitions have allowed for the sequential growth of the mortgage securities portfolio for the past three quarters, after several years of steady declines. Additionally, we currently have commitments to acquire additional ARM securities sufficient to replace expected runoff for the second quarter. We will continue to pursue attractively priced acquisitions of adjustable-rate mortgage assets.

     While we anticipate that managing a large portfolio of adjustable-rate mortgage assets will remain the core focus of our investment strategy, we also are continuing to investigate other real estate-related opportunities that can provide attractive risk-adjusted returns over the long term with relatively low sensitivity to changes in interest rates.”

     In conclusion, Mr. Jacobs cautioned, “We expect Capstead’s earnings will continue to benefit from excellent financing spreads for the immediate future. However, market conditions for the acquisition of ARM securities may not always be as favorable as they have been in recent quarters, making continued portfolio growth beyond the second quarter less certain. We will, however, continue to be opportunistic in the acquisition of ARM securities and other real estate-related investments as the market ebbs and flows. Additionally, recent strong economic indicators have many believing the Federal Reserve could be forced to begin raising short-term interest rates later this year, which will increase our borrowing costs, thereby reducing our financing spreads. Although rising borrowing costs can eventually be mitigated by ARM security yield increases, interest rates on our borrowings rise (and fall) almost immediately while ARM security yields change slowly by comparison because the underlying loans reset only once or twice a year and the amount of each reset can be limited or capped. Consequently, while the wide financing spreads we have enjoyed in recent years have been the driving force behind our earnings and dividends, if short-term interest rates rise quickly, spreads will narrow and margins earned on our mortgage investments will decline.”

Results of Capital Raising Activity

     Between February 2 and March 30, 2004, the Company sold 791,900 common shares into the open market on a limited basis and such sales may resume during the second quarter. As of quarter-end, Capstead raised $13.4 million of new common equity under this program at an average price of $16.94 per share, after expenses. The proceeds from these issuances have been invested in attractively-priced ARM securities.

Book Value per Common Share

     As of March 31, 2004, the Company’s book value per common share was $7.38, an increase of $0.70 since year-end. This increase is largely attributable to the issuance of new capital (approximately $0.55 per share), offset somewhat by dividend payments in excess of quarterly net income (approximately $0.04 per share). In addition, lower prevailing interest rates at quarter-end resulted in an increase in the aggregate unrealized gain on the Company’s investments (most of which are debt securities carried at fair value with changes in fair value reflected in stockholders’ equity). This unrealized gain can be expected to fluctuate with changes in portfolio size and composition as well as changes in interest rates and market liquidity, and such changes will largely be reflected in book value per common share. Book value will also be affected by other factors, including capital stock transactions and the level of dividend distributions relative to quarterly net income; however, temporary changes in fair values of investments not carried at fair value on the Company’s balance sheet generally will not affect book value.

* * * * *

     Capstead Mortgage Corporation, a real estate investment trust, earns income from investing in real estate-related assets and other investment strategies.

     This document contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that inherently involve risks and uncertainties. Capstead’s actual results and liquidity can differ materially from those anticipated in these forward-looking statements because of changes in the level and composition of the Company’s investments and unforeseen factors. As discussed in the Company’s filings with the Securities and Exchange Commission, these factors may include, but are not limited to, changes in general economic conditions, the availability of suitable qualifying investments from both an investment return and regulatory perspective, fluctuations in, and market expectations for fluctuations in, interest rates and levels of mortgage prepayments, deterioration in credit quality and ratings, the effectiveness of risk management strategies, the impact of leverage, liquidity of secondary markets and credit markets, increases in costs and other general competitive factors. Relative to direct investments in real estate, these factors may include, but are not limited to, lessee performance under lease agreements, changes in general as well as local economic conditions and real estate markets, increases in competition and inflationary pressures, changes in the tax and regulatory environment including zoning and environmental laws, uninsured losses or losses in excess of insurance limits and the availability of adequate insurance coverage at reasonable costs.

CAPSTEAD MORTGAGE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	March 31, 2004	December 31, 2003
	(unaudited)
Assets
Mortgage securities and similar investments ($2.2 billion pledged under repurchase arrangements)	$2,415,164	$2,195,117
CMO collateral and investments	129,302	167,571

	2,544,466	2,362,688
Real estate held for lease, net of accumulated depreciation	132,487	133,414
Receivables and other assets	41,814	41,880
Cash and cash equivalents	2,896	16,340

	$2,721,663	$2,554,322

Liabilities
Repurchase arrangements and similar borrowings	$2,168,419	$1,975,178
Collateralized mortgage obligations (“CMOs”)	128,629	166,807
Borrowings secured by real estate	120,154	120,206
Common stock dividend payable	7,807	8,829
Accounts payable and accrued expenses	3,736	6,264

	2,428,745	2,277,284

Stockholders’ equity
Preferred stock — $0.10 par value; 100,000 shares authorized:
$1.60 Cumulative Preferred Stock, Series A, 209 and 211 shares issued and outstanding at
March 31, 2004 and December 31, 2003, respectively ($3,435 aggregate liquidation preference)	2,928	2,956
$1.26 Cumulative Convertible Preferred Stock, Series B, 15,819 shares issued and outstanding at March 31, 2004 and December 31, 2003 ($180,025 aggregate liquidation preference)	176,707	176,707
Common stock — $0.01 par value; 100,000 shares authorized; 14,837 and 14,015 shares issued and outstanding at March 31, 2004 and December 31, 2003, respectively	148	140
Paid-in capital	469,605	456,198
Accumulated deficit	(387,718)	(387,718)
Accumulated other comprehensive income	31,248	28,755

	292,918	277,038

	$2,721,663	$2,554,322

Book value per common share	$7.38	$6.67

CAPSTEAD MORTGAGE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended March 31
	2004	2003
Interest income:
Mortgage securities and similar investments	$19,437	$25,137
CMO collateral and investments	2,506	14,968

Total interest income	21,943	40,105

Interest and related expense:
Repurchase arrangements and similar borrowings	5,830	7,219
CMO borrowings	2,293	15,339
Mortgage insurance and other	47	109

Total interest and related expense	8,170	22,667

Net margin on financial assets	13,773	17,438

Real estate lease income	2,525	2,521

Real estate-related expense:
Interest	1,085	1,092
Depreciation	927	927

Total real estate-related expense	2,012	2,019

Net margin on real estate held for lease	513	502

Other revenue (expense):
Gain on asset sales and CMO redemptions	—	1,748
CMO administration and other	67	220
Other operating expense	(1,999)	(2,365)

Total other revenue (expense)	(1,932)	(397)

Net income	$12,354	$17,543

Net income	$12,354	$17,543
Less cash dividends paid on preferred shares	(5,067)	(5,070)

Net income available to common stockholders	$7,287	$12,473

Net income per common share:
Basic	$0.51	$0.90
Diluted	0.50	0.75
Cash dividends declared per share:
Common	$0.530	$0.940
Series A Preferred	0.400	0.400
Series B Preferred	0.315	0.315

CAPSTEAD MORTGAGE CORPORATION
MARKET VALUE ANALYSIS
(In thousands)
(Unaudited)

	March 31, 2004					December 31, 2003
					Unrealized	Unrealized
	Principal	Premium		Market	Gains	Gains
	Balance	(Discount)	Basis	Value	(Losses)	(Losses)
Debt securities held available-for-sale: (a)
Agency securities:
Fannie Mae/Freddie Mac:
Fixed-rate	$796	$4	$800	$874	$74	$76
ARMs:
LIBOR/CMT	1,192,839	20,054	1,212,893	1,231,416	18,523	18,105
COFI	84,744	(2,451)	82,293	85,742	3,449	3,520
Ginnie Mae ARMs	830,939	8,775	839,714	847,428	7,714	5,281

	2,109,318	26,382	2,135,700	2,165,460	29,760	26,982
Non-agency Securities:
Fixed-rate	1,068	—	1,068	1,152	84	—
ARMs	52,003	485	52,488	53,378	890	1,006

	53,071	485	53,556	54,530	974	1,006
CMBS — adjustable rate	73,219	(3)	73,216	73,219	3	9
CMO collateral and investments	14,404	348	14,752	15,183	431	499

	$2,250,012	$27,212	$2,277,224	$2,308,392	$31,168	$28,496

Debt securities held-to-maturity: (b)
Released CMO collateral:
Agency securities:
Fixed-rate	$54,136	$147	$54,283	$57,227	$2,944	$113
Non-agency securities:
Fixed-rate	47,570	69	47,639	49,576	1,937	4,310
ARMs	19,461	572	20,033	19,874	(159)	(230)

	121,167	788	121,955	126,677	4,722	4,193
CMO collateral	112,227	1,892	114,119	114,309	190	224

	$233,394	$2,680	$236,074	$240,986	$4,912	$4,417

(a)	Unrealized gains and losses on investments in debt securities classified as available-for-sale are recorded in stockholders’ equity as a component of “Accumulated other comprehensive income.” Gains or losses are recognized in operating results only if sold. Investments in real estate held for lease are not classified as debt securities. Consequently, these assets are not subject to mark-to-market accounting and therefore have been excluded from this analysis.

(b)	Investments in debt securities classified as held-to-maturity are carried on the balance sheet at amortized cost.

CAPSTEAD MORTGAGE CORPORATION
MORTGAGE SECURITIES AND SIMILAR INVESTMENTS
YIELD/COST ANALYSIS
(Dollars in thousands)
(Unaudited)

	1st Quarter Average (a)			As of March 31, 2004
						Projected	Lifetime
		Actual	Actual	Premiums		2nd Quarter	Prepayment
	Basis	Yield/Cost	Runoff	(Discounts)	Basis (a)	Yield/Cost (b)	Assumptions
Agency securities:
Fannie Mae/Freddie Mac:
Fixed-rate	$2,051	9.79%	14%	$151	$55,083	6.23%	30%
ARMs:
LIBOR/CMT	1,127,291	3.16	20	20,054	1,212,893	2.90	25
COFI	85,678	4.36	24	(2,451)	82,293	4.44	25
Ginnie Mae ARMs	791,686	3.43	24	8,775	839,714	3.22	26

	2,006,706	3.33	22	26,529	2,189,983	3.16	26
Non-agency securities:
Fixed-rate	110,796	6.15	48	69	48,707	6.38	32
ARMs	77,427	3.07	40	1,057	72,521	3.36	40

	188,223	4.88	45	1,126	121,228	4.57	37
CMBS	73,377	2.19	6	(3)	73,216	2.27	—

	2,268,306	3.42	24	$27,652	2,384,427	3.20	25

Borrowings	2,080,754	1.11			2,168,419	1.10

Capital employed/ financing spread	$187,552	2.31			$216,008	2.10

Return on assets (c)		2.39				2.19

(a)	Basis represents the Company’s investment before unrealized gains and losses. Actual asset yields, runoff rates, borrowing rates and resulting financing spread are presented on an annualized basis.

(b)	Projected annualized yields reflect ARM coupon resets and lifetime prepayment assumptions as adjusted for expected prepayments over the next three months, as of the date of this press release. Actual yields realized in future periods will largely depend upon (i) changes in portfolio composition, (ii) ARM coupon resets, (iii) actual prepayments and (iv) any changes in lifetime prepayment assumptions.

(c)	The Company generally uses its liquidity to pay down borrowings. Return on assets is calculated on an annualized basis assuming the use of this liquidity to reduce borrowing costs.

CAPSTEAD MORTGAGE CORPORATION
COMPARISON OF OPERATING INCOME *
AND DILUTED INCOME PER SHARE
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended
	March 31, 2004		December 31, 2003		March 31, 2003
	Operating	Diluted	Operating	Diluted	Operating	Diluted
Net income	$12,354	$12,354	$13,096	$13,096	$17,543	$17,543
Adjustments for:
Depreciation on real estate	927	—	927	—	927	—
Gain on asset sales and CMO redemptions	—	—	(9)	—	(1,748)	—
Series B preferred dividends	(4,983)	(4,983)	(4,983)	—	(4,983)	—

	$8,298	$7,371	$9,031	$13,096	$11,739	$17,543

Weighted average common
shares outstanding	14,267	14,267	13,998	13,998	13,935	13,935
Net effect of dilutive securities:
Preferred B shares	—	—	—	9,030	—	8,910
Stock options and other preferred shares	353	353	343	343	407	407

	14,620	14,620	14,341	23,371	14,342	23,252

	$0.57	$0.50	$0.63	$0.56	$0.82	$0.75

*	Capstead reports operating income per common share (a non-GAAP financial measure calculated excluding depreciation on real estate, any gain on asset sales and CMO redemptions, and the dilutive effects, if present, of the Series B preferred shares) under the belief it provides investors with a useful supplemental measure of the Company’s operating performance. Operating income represents a measure of the amount of funds generated by operations, which may, at the discretion of Capstead’s Board of Directors, be used for reinvestment or distributed to common stockholders as dividends. Depreciation on real estate, although an expense deductible for federal income tax purposes and therefore an item that reduces Capstead’s REIT distribution requirements, is added back to arrive at operating income because it is a noncash expense. Gains are excluded because they are considered non-operating in nature and the amount and timing of any such gains are dependent upon investment strategies and future market conditions. The Series B preferred shares are considered dilutive, for diluted net income per common share purposes only, whenever annualized basic net income per common share exceeds $2.19 (the Series B preferred share annualized dividend of $1.26 divided by the current conversion rate of 0.5742). Therefore, operating income per common share excludes the dilutive effects, if present, of the Series B preferred shares. Because it is not economically advantageous to convert these shares at market prices of both the common shares and Series B preferred shares, few, if any, actual Series B conversions are expected.